UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016 (December 1, 2016)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, 14th Floor, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On May 25, 2011, the company formerly known as Envision Healthcare Corporation (the “Prior Envision Borrower”), a wholly owned subsidiary of Envision Healthcare Holdings, Inc. (“Holdings”) prior to the consummation of the Mergers (as defined below), entered into a Term Loan Credit Agreement (as amended from time to time, the “Term Loan Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto, providing for a senior secured term loan facility (the “Term Loan Facility”). In connection with the consummation of the Mergers, Envision Healthcare Corporation (formerly known as New Amethyst Corp., the “Company”) became the Borrower (as defined in the Term Loan Credit Agreement) under the Term Loan Facility. The Term Loan Facility consists of a senior secured term loan credit facility in the aggregate principal amount of up to $3,495 million. Immediately prior to the Mergers, on December 1, 2016, the Term Loan Facility was comprised of (i) a term loan tranche in the aggregate principal amount of $1,266 million that was scheduled to mature on May 25, 2018 (the “Initial Term Loans”) and (ii) a term loan tranche in the aggregate principal amount of $993 million that was scheduled to mature on November 12, 2022 the (the “Tranche B-2 Term Loans”). On December 1, 2016, the Borrower entered into a Seventh Amendment to Term Loan Credit Agreement (the “Seventh Amendment”), pursuant to which it incurred a term loan tranche in the aggregate principal amount of $3,495 million that matures on December 1, 2023 (the “Tranche C Term Loans”), made certain other modifications to terms of the Term Loan Facility and JPMorgan Chase Bank, N.A. replaced Deutsche Bank AG New York Branch as administrative agent and collateral agent. The Term Loan Credit Agreement provides the right for individual lenders to extend the maturity date of their loans upon the request of the Borrower and without the consent of any other lender. The proceeds of the Tranche C Term Loans were used to repay in full the Initial Term Loans and the Tranche B-2 Term Loans.

Subject to specified conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), the Term Loan Facility may be expanded (or a new term loan facility or revolving credit facility added) by up to (i) $1,300 million plus (ii) an additional amount as will not cause the net first lien leverage ratio after giving effect to the incurrence of such additional amount to exceed 4.0:1.0, as calculated pursuant to the Term Loan Facility.

The Tranche C Term Loans under the Term Loan Facility bear interest initially at a rate equal to (i) LIBOR, plus 3.00% per annum, or (ii) the alternate base rate, which will be the highest of (w) the prime rate established by the administrative agent from time to time, (x) 0.50% in excess of the greater of (1) the overnight federal funds rate or (2) the composite overnight federal funds and overnight LIBOR rate, (y) the one-month LIBOR rate (adjusted for maximum reserves) plus 1.0% per annum and (z) 1.75% per annum, plus, in each case, 2.00% per annum.

The Term Loan Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants contain limitations on the following, subject to customary exceptions: the incurrence of additional indebtedness; payment of dividends on, redemption or repurchase of stock or making of other distributions in respect of our capital stock; making investments; repurchase, prepayment or redemption of junior indebtedness; agreeing to payment restrictions affecting the ability of our restricted subsidiaries to pay dividends to us or make other intercompany transfers; incurrence of additional liens; transfer or sale of assets; consolidation, merger, sale or other disposition of all or substantially all of our assets; entering into certain transactions with affiliates; designating any of our subsidiaries as unrestricted subsidiaries; and making of negative pledges. There are no financial covenants included in the Term Loan Credit Agreement.

The foregoing description of the Seventh Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ABL Credit Agreement

On May 25, 2011, the Prior Envision Borrower entered into an ABL Credit Agreement (as amended from time to time, the “ABL Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the other financial institutions and lenders from time to time party thereto, providing for an asset-based revolving credit facility (the “ABL Facility” and, together with the Term Loan Facility, the “Credit Facilities”). In connection with completion of the Mergers, on December 1, 2016, the Company became and, at the option of the Company, any of the Company’s domestic wholly-owned subsidiaries may be, a borrower (collectively, the “ABL Borrower”) under the ABL Facility. On December 1, 2016, the ABL Borrower entered into a Third Amendment to ABL Credit Agreement (the “Third Amendment”), pursuant to which all outstanding loans under the ABL Facility were repaid, the ABL Facility was increased to provide for an asset-based revolving credit facility in the amount of up to $850.0 million, subject to borrowing base availability, and letter of credit and swingline sub-facilities and JPMorgan Chase Bank, N.A. became co-collateral agent. Amounts are available under the ABL Facility in U.S. dollars. In addition, subject to certain terms and conditions, the ABL Borrower is entitled to request additional revolving credit commitments or term loans under the ABL Facility, which share in the borrowing base, up to an amount such that the aggregate amount of ABL commitments does not exceed $1,350 million. The final maturity date of the ABL Facility is December 1, 2021. The ABL Credit Agreement provides the right for individual lenders to extend the maturity date of their commitments and loans upon the request of the ABL Borrower and without the consent of any other lender.

The “borrowing base” is defined in the ABL Credit Agreement as, at any time, the sum of (i) 85% of the eligible accounts receivable of each ABL Borrower and each guarantor (the “A/R Amount”); plus (ii) the lesser of (x) 50% of the lower of cost and fair market value of the eligible inventory of the ABL Borrower and each guarantor and (y) 5% of the A/R Amount; plus (iii) the lesser of (x) accounts receivable of the ABL Borrower and each guarantor aged 180–360 days that are otherwise eligible accounts receivable and (y) 5% of the A/R Amount; minus (iv) such availability reserves as the administrative agent, in its permitted discretion, deems appropriate at such time; minus (v) the outstanding principal amount of any future term loans (if any) incurred pursuant to the ABL Credit Agreement. As of October 31, 2016, the borrowing base was approximately $657 million.

The revolving credit loans under the ABL Facility bear interest initially at a rate equal to (i) LIBOR plus, an applicable margin, which shall be determined based on the average daily excess availability, or (ii) the alternate base rate, which will be the highest of (x) the prime rate established by the administrative agent from time to time, (y) 0.50% in excess of the greater of (1) the overnight federal funds rate or (2) the composite overnight federal funds and overnight LIBOR rate, (z) the one-month LIBOR rate (adjusted for maximum reserves) plus 1.0% per annum, plus, in each case, an applicable margin, which shall be determined based on the average daily excess availability. The ABL Facility bears a commitment fee that is payable quarterly in arrears, based on the utilization of the ABL Facility, and customary letter of credit fees.

The ABL Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants contain limitations on the following: incurrence of additional indebtedness or issuance of certain preferred shares; payment of dividends on, redemption or repurchase of stock or making of other distributions in respect of our capital stock; making investments; repurchase, prepayment or redemption of junior indebtedness; agreeing to payment restrictions affecting the ability of our restricted subsidiaries to pay dividends to us or make other intercompany transfers; incurrence of additional liens; transfer or sale of assets; consolidation, merger, sale or other disposition of all or substantially all of our assets; entering into certain transactions with our affiliates; designation of any of our subsidiaries as unrestricted subsidiaries; and making of negative pledges. The negative covenants are subject to the customary exceptions and also permit the payment of dividends and distributions, investments, permitted acquisitions, payments or redemptions of junior indebtedness, asset sales and mergers, consolidations and sales of all or substantially all assets involving subsidiaries upon satisfaction of a “payment condition.” The payment condition is deemed satisfied upon 30-day specified availability and specified availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default or known events of default and pro forma compliance with a fixed charge coverage ratio of 1.0 to 1.0.

There are no financial covenants included in the ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which is tested only when specified availability is less than the greater of (A) $85 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then total effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 30 consecutive calendar days.

The foregoing description of the Third Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Supplemental Indentures to the Envision 2022 Indenture

On June 18, 2014, the Prior Envision Borrower issued $750 million aggregate principal amount of its 5.125% senior unsecured notes due 2022 (the “Envision 2022 Notes”). The Envision 2022 Notes were issued pursuant to the Indenture, dated as of June 18, 2014 (as supplemented from time to time, the “Envision 2022 Indenture”), among the Prior Envision Borrower, certain of its domestic subsidiaries (the “Envision Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). On November 30, 2016, the Prior Envision Borrower entered into a sixth supplemental indenture (the “Sixth Supplemental Indenture”) with the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, pursuant to which the Subsidiary Guarantors guaranteed the Envision 2022 Notes. On December 1, 2016, in connection with the Mergers, Envision Healthcare Intermediate Corporation (“Intermediate”) entered into a seventh supplemental indenture (the “Seventh Supplemental Indenture”) with the Envision Guarantors and the Trustee, pursuant to which Intermediate assumed the obligations under the Envision 2022 Notes. On December 1, 2016, in connection with the Mergers, Holdings entered into an eighth supplemental indenture (the “Eighth Supplemental Indenture”) with the Envision Guarantors and the Trustee, pursuant to which Holdings assumed the obligations under the Envision 2022 Notes. On December 1, 2016, in connection with the Mergers, the Company assumed the obligations under the Envision 2022 Notes and certain of the domestic subsidiaries (the “AmSurg Guarantors”) of AmSurg Corp. (“AmSurg”) executed a ninth supplemental indenture (the “Ninth Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, the “Supplemental Indentures”) with the Trustee, pursuant to which they guaranteed the Envision 2022 Notes. The Envision 2022 Notes mature on July 1, 2022.

The foregoing description of the Supplemental Indentures does not purport to be a complete description and is qualified in its entirety by reference to the full texts thereof, which are attached as Exhibits 4.1 through 4.4 and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Holdings, AmSurg and the Company, Holdings and AmSurg completed the combination of their businesses through a merger of equals. Pursuant to the Merger Agreement, AmSurg merged with and into the Company, with the Company surviving (“Merger 1”). Immediately following Merger 1, Holdings merged with and into the Company, with the Company surviving (“Merger 2” and, together with “Merger 1,” the “Mergers”).

Under the terms of the Merger Agreement, upon completion of the Mergers, each share of AmSurg common stock was converted into one share of Company common stock, each share of AmSurg 5.250% mandatory convertible preferred stock, Series A-1 was converted into one share of Company 5.250% mandatory convertible preferred stock, Series A-1 (“Company Preferred Stock”), and each share of Holdings common stock was converted into 0.334 shares of Company common stock. Pursuant to the Mergers, the Company issued 117,460,473 shares of common stock and 1,725,000 shares of Company Preferred Stock. The shares of Holdings common stock were suspended from trading on the New York Stock Exchange (the “NYSE”) prior to the open of trading on December 2, 2016.

The description of the Mergers contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Mergers, shares of Holdings common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE. As a result of the Mergers, on December 2, 2016, at Holdings’ request, the NYSE filed a Form 25 to withdraw the shares of Holdings common stock from listing on the NYSE. The shares of Holdings common stock were suspended from trading on the NYSE prior to the open of trading on December 2, 2016. Holdings expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of Holdings common stock and suspend the reporting obligations of Holdings under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Mergers, on December 1, 2016, each share of Holdings common stock was converted into 0.334 shares of Company common stock. The certificate of incorporation and the bylaws of the Company went into effect on December 1, 2016 upon consummation of the Mergers. As previously reported in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Registration Statement on Form S-4 filed by the Company on August 4, 2016 and declared effective, as subsequently amended, on October 19, 2016 (the “Joint Proxy Statement/Prospectus”), certain of the rights associated with Company common stock are different from the rights associated with AmSurg and Holdings common stock. The information set forth in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus is incorporated by reference into this Item 3.03.

As provided in the Merger Agreement, at the effective time of Merger 2, after giving effect to appropriate adjustments to reflect Merger 2, each (i) Holdings stock unit that was outstanding immediately prior to the consummation of the Mergers was assumed by the Company and converted into an award of stock units of the Company and continued to have, and be subject to, the same terms and conditions as applied to the Holdings stock unit immediately prior to the consummation of Merger 2 and (ii) Holdings stock option that was outstanding immediately prior to the completion of Merger 2 was assumed by the Company and converted into an option to acquire Company common stock.

The information set forth in Items 1.01, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of Merger 2, on December 1, 2016, each of Holdings’ directors and executive officers ceased serving as a director or executive officer, respectively, of Holdings, as Holdings ceased to exist as a separate legal entity when it merged with and into the Company. Following consummation of the Mergers, William A. Sanger, Carol J. Burt, Leonard M. Riggs, Jr. M.D., Richard J. Schnall, James D. Shelton, Michael L. Smith and Ronald A. Williams, who previously served as members of Holdings’ board of directors, were appointed to the board of directors of the Company effective as of December 1, 2016. On December 1, 2016, following the consummation of the Mergers, Mr. Sanger, Randel G. Owen and Craig A. Wilson, who previously served as executive officers of Holdings, were appointed as executive officers of the Company in the following capacities: Mr. Sanger was appointed as Executive Chairman; Mr. Owen was appointed as Executive Vice President, President—Ambulatory Services Group; and Mr. Wilson was appointed as Senior Vice President, General Counsel and Secretary.

Employment Agreement with William A. Sanger

On December 1, 2016, Holdings and William A. Sanger entered into an employment agreement (the “Employment Agreement”) relating to Mr. Sanger’s service as Executive Chairman of the Board of Directors of the Company following the completion of the Mergers. The terms of Mr. Sanger’s employment agreement are substantially the same as those set forth in the letter agreement and related term sheet entered into on June 15, 2016, between Holdings and Mr. Sanger, and as previously reported in the Current Report filed on Form 8-K by Holdings on June 16, 2016, except that Mr. Sanger has agreed that following the Mergers, he will no longer receive personal use of the Company’s corporate aircraft, to which he was previously entitled on a limited basis. In consideration for the loss of this benefit, the Company has agreed to pay Mr. Sanger approximately $420,000 representing the cash value of the accrued but unused hours of personal use to which he was entitled under the terms of his previous employment agreement, as well as for those hours of personal use to which he would have been entitled in 2017.

The foregoing description of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of Merger 2, the Second Amended and Restated Charter and the Second Amended and Restated Bylaws of Holdings ceased to be in effect by operation of law and, in connection with the Mergers, the Company amended and restated its Certificate of Incorporation and Bylaws to reflect the changes contemplated by the Merger Agreement and as previously reported in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus. The information set forth in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus is incorporated by reference into this Item 5.03.The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among Holdings, AmSurg Corp. and the Company (incorporated by reference to Annex A of the Company’s Registration Statement on Form S-4 initially filed with the SEC on August 4, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 7, 2016).

3.2	Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K, dated December 7, 2016).

4.1	Sixth Supplemental Indenture, dated as of November 30, 2016, by and among the Prior Envision Borrower, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.10 to the Company’s Form 8-K, dated December 7, 2016).

Exhibit No.	Description of Exhibit

4.2	Seventh Supplemental Indenture, dated as of December 1, 2016, by and among Intermediate, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.11 to the Company’s Form 8-K, dated December 7, 2016).

4.3	Eighth Supplemental Indenture, dated as of December 1, 2016, by and among Holdings, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.12 to the Company’s Form 8-K, dated December 7, 2016).

4.4	Ninth Supplemental Indenture, dated as of December 1, 2016, by and among the Company, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.13 to the Company’s Form 8-K, dated December 7, 2016).

10.1	Seventh Amendment, dated as of December 1, 2016, to the Term Loan Credit Agreement, dated as of May 25, 2011, by and among the Prior Envision Borrower, Deutsche Bank AG New York Branch, as existing administrative agent and existing collateral agent and JPMorgan Chase Bank, N.A., as administrative agent under the Restated Credit Agreement and as collateral agent under the Restated Credit Agreement, and the several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K, dated December 7, 2016).

10.2	Third Amendment, dated as of December 1, 2016, to the ABL Credit Agreement, dated as of May 25, 2011, by and among the Prior Envision Borrower, Deutsche Bank AG New York Branch, as swingline lender, as an issuing lender, as administrative agent for the lenders and as collateral agent for the Secured Parties and JPMorgan Chase Bank, N.A., as co-collateral agent under the Restated Credit Agreement, and the several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.12 to the Company’s Form 8-K, dated December 7, 2016).

10.3†	Amended and Restated Employment Agreement, dated as of December 1, 2016, by and between Holdings and William A. Sanger (Incorporated by reference to Exhibit 10.15 to the Company’s Form 8-K, dated December 7, 2016).

†	Identifies each management compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Envision Healthcare Corporation, as successor by merger to Envision Healthcare Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION, as successor by merger to Envision Healthcare Holdings, Inc.

December 7, 2016	By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among Holdings, AmSurg Corp. and the Company (incorporated by reference to Annex A of the Company’s Registration Statement on Form S-4 initially filed with the SEC on August 4, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 7, 2016).

3.2	Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K, dated December 7, 2016).

4.1	Sixth Supplemental Indenture, dated as of November 30, 2016, by and among the Prior Envision Borrower, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.10 to the Company’s Form 8-K, dated December 7, 2016).

4.2	Seventh Supplemental Indenture, dated as of December 1, 2016, by and among Intermediate, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.11 to the Company’s Form 8-K, dated December 7, 2016).

4.3	Eighth Supplemental Indenture, dated as of December 1, 2016, by and among Holdings, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.12 to the Company’s Form 8-K, dated December 7, 2016).

4.4	Ninth Supplemental Indenture, dated as of December 1, 2016, by and among the Company, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.13 to the Company’s Form 8-K, dated December 7, 2016).

10.1	Seventh Amendment, dated as of December 1, 2016, to the Term Loan Credit Agreement, dated as of May 25, 2011, by and among the Prior Envision Borrower, Deutsche Bank AG New York Branch, as existing administrative agent and existing collateral agent and JPMorgan Chase Bank, N.A., as administrative agent under the Restated Credit Agreement and as collateral agent under the Restated Credit Agreement, and the several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K, dated December 7, 2016).

10.2	Third Amendment, dated as of December 1, 2016, to the ABL Credit Agreement, dated as of May 25, 2011, by and among the Prior Envision Borrower, Deutsche Bank AG New York Branch, as swingline lender, as an issuing lender, as administrative agent for the lenders and as collateral agent for the Secured Parties and JPMorgan Chase Bank, N.A., as co-collateral agent under the Restated Credit Agreement, and the several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.12 to the Company’s Form 8-K, dated December 7, 2016).

10.3†	Amended and Restated Employment Agreement, dated as of December 1, 2016, by and between Holdings and William A. Sanger (Incorporated by reference to Exhibit 10.15 to the Company’s Form 8-K, dated December 7, 2016).

†	Identifies each management compensation plan or arrangement.